Exhibit 99.1

NEWS RELEASE

Investor Relations contact:
John Hobbs
603-330-5897
john.hobbs@albint.com

ALBANY INTERNATIONAL CORP. ANNOUNCES THE LAUNCH OF A SECONDARY OFFERING

Rochester, New Hampshire, August 5, 2021 – Albany International Corp. (NYSE: AIN) (the “Company”) today announced the launch of a secondary offering of 1,566,644 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”). The shares are being offered by Standish Family Holdings, LLC and J.S. Standish Company (collectively, the “Selling Stockholders”). The Selling Stockholders will receive all of the net proceeds from this offering. No shares are being sold by the Company.

J.P. Morgan Securities LLC is acting as the sole underwriter for the offering.

J.P. Morgan Securities LLC proposes to offer the shares of Class A Common Stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Registration Statement on Form S-3 (including a prospectus) relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and is effective. Before you invest, you should read the prospectus in that registration statement, the accompanying prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the prospectus and accompanying prospectus supplement related to this offering, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or via telephone at 1-866-803-9204.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Albany International Corp.

Albany International Corp. is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is a producer of custom-designed, consumable fabrics and process belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs approximately 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN).

Cautionary Note Regarding Forward-Looking Statements

This press release may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Because forward-looking statements are subject to certain risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Certain of the risks and uncertainties to which the Company is subject are described in the Registration Statement on Form S-3 under the heading “Cautionary Note Regarding Forward-Looking Statements,” the Preliminary Prospectus Supplement dated August 5, 2021 under the headings “Cautionary note regarding forward-looking statements” and “Risk factors,” the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Forward-Looking Statements” and “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 under the heading “Forward-Looking Statements” and other applicable filings with the SEC. Such forward-looking statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

# # #